UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2006

NDS Group plc

(Exact name of registrant as specified in its charter)

England and Wales	0-30364	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Heathrow Boulevard, 286 Bath Road

West Drayton, Middlesex

United Kingdom UB7 0DQ

(Address of principal executive offices)

Registrant’s telephone number, including area code: +44 208 476 8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 4, 2006, NDS Group plc (the “Company”) announced the acquisition of Jungo Ltd., a leading provider of software for residential gateways, for aggregate consideration of up to $107.5 million in cash. This amount includes $17 million of earn-out payment contingent on the attainment of certain fiscal targets for the 12-month period following the completion of the acquisition. The completion of the acquisition is expected to occur during the first calendar quarter of 2007.

A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release, dated December 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2006	NDS GROUP PLC

/s/ Alexander Gersh
Alexander Gersh
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated December 4, 2006.